UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On April 18, 2023, based on the recommendation of the Audit Committee (the “Audit Committee”) and approval of the Board of Directors of SOBR Safe, Inc., (the “Company”), the Company dismissed Macias Gini & O’Connell LLP (“MGO”) as the Company’s independent registered public accounting firm. As described below, the decision to dismiss MGO as the independent registered public accounting firm of the Company is not the result of any disagreement with MGO.

MGO’s audit reports on the Company’s financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the explanatory paragraph included in the report for the year ended December 31, 2021, which noted that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through the date of this Current Report on Form 8-K (this “Report”), there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K between the Company and MGO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MGO, would have caused MGO to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal controls over financial reporting as disclosed in Part II, Item 9A of the Company’s Form 10-K as of December 31, 2022 related to management’s lack of sufficient segregation of duties within accounting functions, resulting in a control deficiency, and the Company’s lack of a documentation of all of its internal controls that cover the recording and reporting of financial transactions and accounting provisions. In Part II, Item 9A of the Company’s Form 10-K as of December 31, 2021, material weaknesses were reported regarding the Company’s lack of sufficient segregation of accounting duties, the lack of documentation of internal controls, and the lack of maintenance of effective controls over the control environment.

These material weaknesses have not been remediated as of the date of this Report.

The Company has provided MGO with a copy of the disclosures it is making herein prior to filing this Report with the Securities and Exchange Commission (the “SEC”) and requested that MGO furnish the Company with a copy of their letter addressed to the SEC stating whether or not it agrees with the statements made herein and, if it does not agree, the respects in which it does not agree, in accordance with Item 304(a)(3) of Regulation S-K. A copy of MGO’s letter dated April 20, 2023, is attached as Exhibit 16.1 hereto.

(b) Newly Appointed Independent Registered Public Accountant

On April 18, 2023, following the recommendation of the Audit Committee and approval of the Board of Directors, the Company engaged Haynie & Company (“Haynie”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023, effective immediately.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the engagement of Haynie, neither the Company nor anyone on its behalf consulted with Haynie with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice of Haynie was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions related thereto), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Macias Gini & O’Connell LLP, dated April 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc.
a Delaware corporation

Dated: April 20, 2023		/s/ David Gandini
	By:	David Gandini
	Its:	Chief Executive Officer

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